UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 20, 2013

CLEAN ENERGY FUELS CORP.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33480	33-0968580
(State or Other Jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
Incorporation)

4675 MacArthur Court, Suite 800
Newport Beach, California	92660
(Address of Principal Executive Offices)	Zip Code

(949) 437-1000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                           Entry into a Material Definitive Agreement.

On September 16, 2013, Clean Energy Fuels Corp. (the “Company”) completed its private offering of 5.25% Convertible Senior Notes due 2018 (the “Notes”) in an aggregate principal amount of $220 million (the “Firm Notes”) and entered into an indenture governing the Notes with U.S. Bank National Association as trustee (the “Indenture”).  On September 20, 2013, the initial purchasers exercised in full their option to purchase, and the Company issued and sold to the initial purchasers, an additional $30 million aggregate principal amount of Notes (the “Additional Notes”).

The Additional Notes have the same terms as the Firm Notes.  More information on the terms of the Notes and the Indenture may be found in the Company’s Current Report on Form 8-K filed on September 16, 2013.  Copies of the Indenture and the form of Note are attached as exhibits to that report and are incorporated herein by reference (and this description is qualified in its entirety by reference to such documents).

The net proceeds from the sale of the Additional Notes were approximately $29.1 million, after deducting the initial purchasers’ discount.  The Company intends to use the net proceeds from the sale of the Additional Notes to fund capital expenditures and for general corporate purposes.

The Company offered and sold the Additional Notes to the initial purchasers thereof in reliance on the exemption from registration afforded by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and for resale by such initial purchasers to qualified institutional buyers pursuant to the exemption from registration provided by Rule 144A under the Securities Act.  The Company relied on these exemptions from registration based in part on representations made by the initial purchasers of the Additional Notes.  The Additional Notes and the shares of the Company’s common stock issuable upon conversion of the Additional Notes, if any, have not been registered under the Securities Act or the securities laws of any other jurisdiction and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

Item 2.03                                           Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated in this Item 2.03 by reference.

Item 3.02                                           Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated in this Item 3.02 by reference.

Item 9.01                                           Financial Statements and Exhibits.

(d)                                 Exhibits.

Exhibit	Description
4.11

Indenture, dated September 16, 2013, between Clean Energy Fuels Corp. and U.S. Bank National Association, as trustee (filed as Exhibit 4.11 to the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on September 16, 2013, and incorporated herein by reference).

4.12

Form of 5.25% Convertible Senior Note due 2018 (included in Exhibit 4.11 to the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on September 16, 2013, and incorporated herein by reference).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 24, 2013		Clean Energy Fuels Corp.

	By:	/s/ Richard R. Wheeler
Name: Richard R. Wheeler
Title: Chief Financial Officer